Exhibit 99.1
Summary of Compensation Terms for Daniel Steimle
     In connection with Daniel E. Steimle’s appointment as interim Chief Financial Officer of PlanetOut Inc. (the “Company”), the Company agreed to pay Mr. Steimle a salary in the amount of $23,800 per month. Mr. Steimle is not entitled to any bonuses or equity incentive grants in connection with his employment as interim Chief Financial Officer. The Company is obtaining the services of Mr. Steimle through an agreement with an executive services firm, pursuant to which such firm will receive specified consideration as Mr. Steimle performs services.